Exhibit 5.12
CONSENT FORACO DRILLING LTD.

In connection with the press release dated January 27, 2010 which includes reference to the undersigned in connection with technical information concerning the Thor Lake property, the undersigned hereby consents to reference to the undersigned’s name and information derived from the Thor Lake property included or incorporated by reference in the Registration Statement on Form F-10 being filed by Avalon Rare Metals Inc. with the United States Securities and Exchange Commission.

Foraco Drilling Ltd.

/s/ Tim Bremner
Name:	Tim Bremner
Title:	Senior Vice President

Date: April 21, 2011